EXHIBIT 11

                       OGDEN CORPORATION AND SUBSIDIARIES
          DETAIL OF COMPUTATION OF EARNINGS APPLICABLE TO COMMON STOCK

                                                               FOR THE SIX MONTHS ENDED JUNE 30,
                                   ------------------------------------------------------------------------------------
                                                      1999                                         1998
                                   ------------------------------------------------------------------------------------
                                      Income         Shares       Per-Share        Income         Shares       Per-Share
                                   (Numerator)   (Denominator)      Amount      (Numerator)   (Denominator)      Amount
                                   -----------   -------------      ------      -----------   -------------      ------
                                                           (In Thousands, Except for Share Amounts)
Income before cumulative
effect of change in accounting
principle                            $ 35,513                                     $ 38,760
Less: preferred stock dividend             70                                           73
                                     --------                                     --------
Basic Earnings Per Share               35,443         49,043       $   0.72         38,687         50,283       $   0.77
                                                                   --------                                     --------

Effect of Dilutive Securities:
Stock options                                            498                                        1,042

Convertible preferred stock                70            250                            73            260

6% convertible debentures                 807          1,088                           775          1,088

5 3/4% convertible debentures             590            762                           566            762
                                     --------       --------                      --------       --------

Diluted Earnings per Share           $ 36,910         51,641       $   0.71       $ 40,101         53,435       $   0.75
                                     --------       --------       --------       --------       --------       --------

                                                               FOR THE SIX MONTHS ENDED JUNE 30,
                                   ------------------------------------------------------------------------------------
                                                      1999                                         1998
                                   ------------------------------------------------------------------------------------
                                      Income         Shares       Per-Share        Income         Shares       Per-Share
                                   (Numerator)   (Denominator)      Amount      (Numerator)   (Denominator)      Amount
                                   -----------   -------------      ------      -----------   -------------      ------
                                                           (In Thousands, Except for Share Amounts)
Net income                           $ 31,693                                     $ 38,760
Less: preferred stock                      70                                           73
                                     --------                                     --------
Basic Earnings Per Share               31,623         49,043       $   0.65         38,687         50,283       $   0.77
                                                                   --------                                     --------
Effect of Dilutive Securities:
Stock options                                            498                                        1,042

Convertible preferred stock                70            250                            73            260

6% convertible debentures                                (A)                           775          1,088

5 3/4% convertible debentures                            (A)                           566            762
                                     --------       --------                      --------       --------
Diluted Earnings per Share           $ 31,693         49,791       $   0.64       $ 40,101         53,435       $   0.75
                                     --------       --------       --------       --------       --------       --------

(A) Antidilutive

      Note:
            Earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period. Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.

                                   EXHIBIT 11

                                 OGDEN CORPORATION AND SUBSIDIARIES
                    DETAIL OF COMPUTATION OF EARNINGS APPLICABLE TO COMMON STOCK

                                                              FOR THE THREE MONTHS ENDED JUNE 30,
                                   ------------------------------------------------------------------------------------
                                                      1999                                         1998
                                   ------------------------------------------------------------------------------------
                                      Income         Shares       Per-Share        Income         Shares       Per-Share
                                   (Numerator)   (Denominator)      Amount      (Numerator)   (Denominator)      Amount
                                   -----------   -------------      ------      -----------   -------------      ------
                                                           (In Thousands, Except for Share Amounts)
Net income                           $ 24,992                                     $ 27,060
Less: preferred stock dividend             35                                           36
                                     --------                                     --------
Basic Earnings Per Share               24,957         49,126       $   0.51         27,024         50,206       $   0.54
                                                                   --------                                     --------

Effect of Dilutive Securities:
Stock options                                            503                                          863

Convertible preferred stock                35            249                            36            258

6% convertible debentures                 807          2,175                           775          2,175

5 3/4% convertible debentures             590          1,524                           566          1,524
                                     --------       --------                      --------       --------

Diluted Earnings per Share           $ 26,389         53,577       $   0.49       $ 28,401         55,026       $   0.52
                                     --------       --------       --------       --------       --------       --------

      Note:
            Earnings per common share was computed by dividing net income, reduced by preferred stock dividend requirements, by the weighted average of the number of shares of common stock outstanding during each period. Diluted earnings per common share was computed on the assumption that all convertible debentures, convertible preferred stock, and stock options converted or exercised during each period, or outstanding at the end of each period were converted at the beginning of each period or the date of issuance or grant, if dilutive. This computation provides for the elimination of related convertible debenture interest and preferred dividends.